UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 14, 2016

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717
Windstream Services, LLC	Delaware	001-36093	20-0792300

4001 Rodney Parham Road
Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)

	(501) 748-7000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 14, 2016, Windstream Holdings, Inc. (Nasdaq: WIN) announced that its direct, wholly-owned subsidiary, Windstream Services, LLC (Windstream), is seeking to raise $400 million in incremental term loans under its existing senior secured credit agreement, subject to market and customary conditions (the “Term Loan”). Windstream also announced that it is commencing a tender offer (the “Tender Offer”) to purchase for cash up to $350 million aggregate principal amount of the 7.875% Senior Notes due 2017 (CUSIP 97381WAJ3) (the “Notes”) issued by Windstream and Windstream Finance Corp. A copy of the press release related to the Term Loan and the Tender Offer is attached hereto as Exhibit 99(a) and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 99(a)	Windstream Press Release dated March 14, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WINDSTREAM HOLDINGS, INC.		WINDSTREAM SERVICES, LLC

By:	/s/ Kristi M. Moody	By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody	Name:	Kristi M. Moody
Title:	Senior Vice President and Corporate Secretary	Title:	Senior Vice President and Corporate Secretary

March 14, 2016

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99(a)	Windstream Press Release dated March 14, 2016